UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): March 27, 2024

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Preferred Stock Purchase Rights	None	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Christoph O. Majeske
On March 27, 2024, SilverBow Resources, Inc. (the “Company” or “SilverBow”) received notice of Christoph O. Majeske’s resignation from his position as a Class I director on the Company’s Board of Directors (the “Board”) and as Chair and a member of the Board's Compensation Committee, effective March 27, 2024. Mr. Majeske’s resignation was not the result of any disagreement with SilverBow on any matter relating to the Company’s operations, policies or practices.
Appointment of Leland T. Jourdan
The Board appointed Leland T. Jourdan, effective as of March 27, 2024, as a Class I director to fill the vacancy created by Mr. Majeske’s resignation. Mr. Jourdan will hold office until the next election of Class I directors and until his respective successor shall have been duly elected and qualified or until his earlier death, resignation, removal, retirement or disqualification. Mr. Jourdan was selected as a director based on his deep experience in the oil and gas industry and leadership and accomplishments in promoting diversity, equity and inclusion. The Board determined that Mr. Jourdan qualifies as an “independent director” under the rules of the New York Stock Exchange.
Mr. Jourdan retired from Chevron Corporation (NYSE:CVX), an international oil and gas company, in 2021, having served in a variety of management roles during his 18-year career there, including as Chief Diversity and Inclusion Officer from 2018 to 2021 and Senior Management Sponsor from 2016 to 2018, as well as Vice President, Commercial and Business Development for each of the IndoAsia and Asia South regions. Before joining Chevron, Mr. Jourdan served in management, business development, trading and engineering roles at El Paso Corporation, PG&E Corporation (NYSE:PCG) and Consolidated Natural Gas Company. As a graduate of the US Military Academy at West Point, Mr. Jourdan was commissioned as an officer in the US Army, obtaining the rank of Captain prior to entering the private sector. He currently serves on the board of PROS Holdings, Inc. (NYSE:PRO) and the advisory board of Pulsely, Inc.
Mr. Jourdan will participate in the Company’s standard compensation program for non-employee directors, as determined by the Board from time to time. Currently, this program includes a $80,000 annual cash retainer for service on the Board and participation in the Company’s annual long-term incentive program for non-employee directors as recommended by the Company’s Compensation Committee. Under the long-term incentive program, Mr. Jourdan was granted 5,501 RSUs, as a pro-rated portion of the annual long-term equity compensation for 2024 Board service, on March 27, 2024. Such RSUs will vest on the first day of the month following the one year anniversary of the grant date. Mr. Jourdan also entered into a standard indemnification agreement with the Company. Mr. Jourdan may be appointed to committees of the Board at a later date.
The Company is not aware of any transactions involving Mr. Jourdan and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Jourdan and any other person pursuant to which he was selected to serve as directors.
Item 7.01. Regulation FD Disclosure
On March 28, 2024, the Company issued a press release announcing the events described under Item 5.02 above, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to the liability of such

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section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Important Additional Information and Where to Find It
The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2024 Annual Meeting (the “2024 Proxy Statement”), together with a WHITE proxy card.
The beneficial ownership of each participant in the solicitation of proxies for the 2024 Annual Meeting, as of the date specified, appears in the table below. To the extent holdings of the Company’s securities by our directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below. Additional information regarding such participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2024 Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting.
SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the 2024 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting will also be available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).

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Beneficial Ownership as of March 22, 2024*
Individual*	Shares Beneficially Owned (#)
Directors
Marcus C. Rowland (Chairman)	34,386
Ellen DeSanctis	2,500
Michael Duginski	66,953
Gabriel L. Ellisor	39,479
Jennifer M. Grigsby	6,261
Leland T. Jourdan**	0
Kathleen McAllister	6,261
Charles W. Wampler	46,953
Sean C. Woolverton	427,587

Executive Officers and Employees
Sean C. Woolverton (Chief Executive Officer)	427,587
Christopher M. Abundis (Executive Vice President, Chief Financial Officer and General Counsel)	140,870
Steven W. Adam (Executive Vice President and Chief Operating Officer)	209,656
Annie Foley (Vice President of Administration, Assistant General Counsel and Secretary)	8,496
Jeff Magids (Vice President of Finance and Investor Relations)	12,026

*     The business address is 920 Memorial City Way, Suite 850, Houston, Texas 77024.
**    Mr. Jourdan commenced service as a director on March 27, 2024, and accordingly did not have any transactions to report as of March 22, 2024. Mr. Jourdan received a stock award of 5,501 RSUs on March 27, 2024, as part of a prorated annual award available to all non-employee directors to compensate him for his 2024 service. Consistent with SEC requirements, such stock award will be reported via a Form 4 and as 2024 compensation.
The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of March 22, 2024.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	SilverBow Resources, Inc. Press Release, dated March 28, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 28, 2024

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

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